Exhibit 99.1

FG Nexus Inc. Declares Cash Dividend on Its 8.00% Cumulative Preferred Stock, Series A

Charlotte, NC – May 18, 2026 – FG Nexus Inc. (Nasdaq: FGNX, FGNXP) (the “Company” or “FG Nexus”) today announced that it has declared a quarterly cash dividend on its 8.00% Cumulative Preferred Stock, Series A (the “Preferred Stock”).

In accordance with the terms of the Preferred Stock, the board of directors of the Company declared a Preferred Stock cash dividend of $0.50 per share for the period commencing on March 15, 2026 and ending on June 14, 2026. The dividend is payable on June 15, 2026 to holders of record on June 1, 2026. The Preferred Stock is currently listed on the Nasdaq Stock Market and trades under the ticker symbol “FGNXP”.

Kyle Cerminara, Chairman & CEO of FG Nexus stated, “This is the 33rd consecutive quarter we have paid a dividend on our Preferred Stock. We are pleased to continue our long-standing record of returning capital to holders of our Preferred Stock and appreciate their continued support as we advance FG Nexus’ strategy.”

About FG Nexus

FG Nexus (Nasdaq: FGNX, FGNXP) is a digital asset treasury and merchant bank focused on building a leading platform of real-world assets.

The FGNX® logo is a registered trademark.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, the Company’s ability to execute its business plans which are contemplated to include increasing the Company’s scale through acquisition, the tokenization of real world assets, fluctuations in the market price of ETH and other digital assets and any associated mark to market charges or impairments that the Company may incur as a result of a decrease in the market price of ETH and other digital assets below the value at which the Company’s ETH and other digital assets are carried on its balance sheet, changes in the accounting treatment relating to the Company’s digital asset holdings, the Company’s ability to achieve profitable operations, government regulation of digital assets, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including the Company’s real world tokenization and ETH treasury strategies, general conditions in the global economy; risks associated with operating in the merchant banking industry; risks of not being able to execute on our asset management strategy and potential loss of value of our holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategies; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer;; and potential conflicts of interest between us and our directors and executive officers.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact

invest@fgnexus.io

Media Contact

media@fgnexus.io